UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

(Commission File Number) 000-27261

Delaware	93-0549963
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9191 South Jamaica Street Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 11, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of CH2M HILL Companies, Ltd. (“CH2M”), in consultation with CH2M’s management, concluded that CH2M’s interim unaudited consolidated financial statements as of and for the fiscal quarters ended June 26, 2015, September 25, 2015 and December 25, 2015 (collectively, the “Affected 2015 Quarterly Financial Statements”) should be restated for the reasons described below and, accordingly, that such previously issued interim unaudited consolidated financial statements should no longer be relied upon.  CH2M’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with CH2M’s independent registered public accounting firm, KPMG LLP.

On November 15, 2016, CH2M filed a Form 12b-25 disclosing that CH2M’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “2016 Third Quarter Form 10-Q”) would not be timely filed because the Audit Committee and CH2M’s management were evaluating whether accounting errors had occurred with respect to the timing and amount of certain project cost overruns reported in CH2M’s Quarterly Reports on Form 10-Q for 2015 and 2016 and, if so, whether such errors (i) caused any previously issued financial statements to be materially misstated, or (ii) would change management’s assessment of the effectiveness of CH2M’s internal control over financial reporting.  As a result of this evaluation, CH2M’s management determined that pre-tax cost growth of approximately $20.5 million recorded in the fourth quarter of 2015 on a fixed-price contract to design and construct roadway improvements on an expressway in the southwestern United States should have been recorded as pre-tax cost growth of $18.0 million in the second quarter of 2015 and $2.5 million in the third quarter of 2015.  Because the changes to the timing of the recognition of pre-tax cost growth affected only periods within the fiscal year ended December 25, 2015, CH2M’s audited consolidated financial statements for the fiscal year ended December 25, 2015 are not affected by the restatement of the Affected 2015 Quarterly Financial Statements, nor are any consolidated financial statements for any period within 2016.

In addition, CH2M’s management also conducted a reassessment of our internal controls and determined that a material weakness in our internal control over financial reporting existed.  The material weakness relates to the ineffective design of certain controls associated with developing project cost estimates included in our estimates of revenue, costs and profit or loss at completion for long term contracts accounted for under the percentage-of-completion method. As a result, our internal control procedures over the preparation and review of estimated costs to complete long-term contracts were not effective as of December 25, 2015.

CH2M’s management determined, and the Audit Committee concurred, that, taken together with the determination that a material weakness in internal control existed, the errors in the Affected 2015 Quarterly Financial Statements should be considered material errors in the context of CH2M’s financial reporting obligations under the Securities Exchange Act of 1934, as amended.  The Audit Committee therefore concluded that CH2M’s Affected 2015 Quarterly Financial Statements should be restated to correct the aforementioned errors and that, accordingly, such previously issued interim unaudited consolidated financial statements should no longer be relied upon.  In addition, management’s annual report on internal control over financial reporting, set forth in Item 9A of CH2M’s Annual Report on Form 10-K for the fiscal year ended December 25, 2015 should no longer be relied upon.

CH2M’s management expects to file an amendment on Form 10-K/A to CH2M’s Annual Report on Form 10-K for the year ended December 25, 2015 to (1) restate the Affected 2015 Quarterly Financial Statements to correct the errors described above in a single report and revise related information and (2) reflect the determination that a material weakness in our internal control over financial accounting exists. Promptly after the filing of the Form 10-K/A, CH2M’s management expects to file CH2M’s 2016 Third Quarter Form 10-Q.  CH2M’s management is seeking to file the amendment on Form 10-K/A and the 2016 Third Quarter Form 10-Q as soon as practicable.

Item 8.01.             Other Events.

CH2M and certain of its subsidiaries are party to a Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as amended, the “Amended Credit Agreement”), which provides us with a $925.0 million revolving credit facility from a syndicate of international banks.  Wells Fargo Bank, National Association, is the Administrative Agent under the Amended Credit Agreement.  The revolving credit facility matures on March 28, 2019 and includes a subfacility for the issuance of standby letters of credit up to $500.0 million, a subfacility of up to $300.0 million for multicurrency borrowings, and a subfacility of up to $50.0 million for swingline loans.  As of January 13, 2017, CH2M estimates that it had outstanding borrowings of approximately $526.6 million and outstanding letters of credit of approximately $118.2 million under the Amended Credit Agreement.  CH2M and its domestic subsidiaries of that are either borrowers or guarantors under the Amended Credit Agreement have granted security interests to the lenders in substantially all of the assets of CH2M and such subsidiaries.  Borrowings under the Amended Credit Agreement represent substantially all of our long-term debt and are primarily used for working capital needs, acquisitions, required pension contributions and the repurchase of shares of our common stock in our internal market.

The Amended Credit Agreement requires that we comply with a minimum consolidated fixed charge coverage ratio and a maximum consolidated leverage ratio, which is based on a multiple of an adjusted earnings before interest, taxes, depreciation and amortization calculation, and other outstanding obligations of CH2M.  The revolving credit commitment fees, interest rates and letter of credit fees charged to CH2M under the Amended Credit Agreement, as well as our borrowing capacity under the Amended Credit Agreement, depend in part on CH2M’s calculated consolidated leverage ratio for the relevant interest period.  In addition, when we deliver our interim unaudited consolidated financial statements to the lenders under the Amended Credit Agreement, we are required to certify that such consolidated financial statements present fairly in all material respects the financial condition, results of operations and changes in cash flow of CH2M and its subsidiaries as at the dates of and the for the periods covered by such interim unaudited financial statements.  Such certifications must also indicate that the interim unaudited financial statements disclose all liabilities of CH2M and its subsidiaries required to be reflected therein and have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and year-end adjustments.

As described in Item 4.02 above, on January 11, 2017, CH2M’s management and the Audit Committee determined that CH2M’s previously issued Affected 2015 Quarterly Financial Statements needed to be restated because of accounting errors with respect to the timing and amount of certain project cost overruns reported during the second, third and fourth fiscal quarters of 2015.  Had the proper amount of estimated costs been reflected in the proper fiscal quarters, CH2M’s management has determined that CH2M would nevertheless have been in compliance the maximum consolidated leverage ratio and other covenants contained in the Amended Credit Agreement.  Moreover, CH2M’s management has determined that the applicable interest rates and other fees charged under the Amended Credit Agreement would not have changed as a result of reflecting the project costs described above in the appropriate quarters of 2015.  Nevertheless, as a result of the determination to restate CH2M’s previously issued Affected 2015 Quarterly Financial Statements, the certifications CH2M’s management provided to the lenders under the Amended Credit Agreement with respect to those financial statements may be considered to be inaccurate.  The Amended Credit Agreement provides that a default will occur if any certification made by CH2M to the lenders proves to be materially untrue, incorrect or misleading. Although we believe the errors discussed above with respect to the Affected 2015 Quarterly Financial Statements are not material within the meaning of the Amended Credit Agreement, the matter is not free from doubt and one or more lenders in the bank syndicate could assert that our certifications with respect to the Affected 2015 Quarterly Financial Statements were materially inaccurate.  In that case, our ability to borrow or request the issuance of new letters of credit under the Amended Credit Agreement or to request extensions of existing Eurodollar rate loans or letters of credit could be constrained, which would constrain our ability to fund working capital and other needs of our existing operations and could impact our business operations and liquidity.  Moreover, if a majority of the lenders under the Amended Credit Agreement determined that a default had occurred, the outstanding balance of loans outstanding could be accelerated. Accordingly, CH2M determined it appropriate to seek a waiver from the lenders under the Amended Credit Agreement in order to avoid any question with respect to the existence of a default as a result of the restatement.

On January 10, 2017, CH2M received from the lenders under the Amended Credit Agreement, a waiver of compliance with respect to the certifications to the lenders relating to the Affected 2015 Quarterly Financial Statements and to the determination that a material weakness exists in our internal controls over financial accounting.  The waiver ensures that no event of default exists under the Amended Credit Agreement as a result of the restatement, and we may request the issuance of new loan advances and letters of credit under the Amended Credit Agreement in accordance with its terms.

Forward-Looking Statements; Risks and Uncertainties

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including CH2M’s expectations regarding the anticipated restatement of CH2M’s Affected 2015 Quarterly Financial Statements and the waiver CH2M received from the lenders under the Amended Credit Agreement. Although CH2M’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to various risks and uncertainties and thus CH2M can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to: (1) the effects of any potential inquiry by the United States Securities and Exchange Commission with respect to the proposed restatements or CH2M’s accounting practices; (2) the timing of CH2M’s restatement of its previously issued interim unaudited consolidated financial statements and management’s assessment of the effectiveness of CH2M’s internal control over financial reporting and the filing of CH2M’s 2016 Third Quarter Form 10-Q; and (3) the additional risks and uncertainties detailed from time to time in CH2M’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, which include a list of factors that could cause actual operational and financial results to differ from those expected, and in CH2M’s press releases and other filings under the Securities Exchange Act of 1934. This communication should be read in conjunction with all the other information included in our most current Prospectus and European Prospectus, which are filed with the U.S. Securities and Exchange Commission (SEC) and the U.K. Financial Conduct Authority (FCA), respectively, and, for our stockholders outside of the U.S. and the European Union, similar documents filed with local securities regulators, where required. All documents required to be filed with the SEC and other regulators are available via the investor relations website at ir.ch2m.com and on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL Companies, Ltd.

Date: January 18, 2017	By:	/s/ Gary L. McArthur
Gary L. McArthur
Chief Financial Officer and Executive Vice President